EXHIBIT 99.2

SERVICEWARE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed balance sheet of ServiceWare Technologies, Inc. as of December 31, 2004 and the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2004 are based on the historical financial statements of ServiceWare Technologies, Inc. and Kanisa Inc. after giving effect to the merger, which is treated as a purchase of Kanisa by ServiceWare as the accounting acquiror, in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. ServiceWare is considered the acquiror for accounting purposes and will account for the merger as an acquisition under the purchase method of accounting for business combinations under accounting principles generally accepted in the United States of America, which means that the consideration paid (purchase price) will be allocated to the tangible and intangible net assets of Kanisa based upon their fair values, and the net assets of Kanisa will be recorded at fair value as of the completion of the merger and added to those of ServiceWare.

     The unaudited pro forma combined condensed balance sheet as of December 31, 2004 is presented to give effect to the merger as if it occurred on December 31, 2004 and, combines the historical balance sheet of ServiceWare at December 31, 2004 and the historical balance sheet of Kanisa at December 31, 2004. The unaudited pro forma combined condensed statement of operations of ServiceWare and Kanisa for the year ended December 31, 2004 is presented as if the merger had taken place on January 1, 2004 and combines the historical operating results of ServiceWare and Kanisa for the year ended December 31, 2004.

          The unaudited pro forma combined condensed financial statements do not include any adjustments for liabilities resulting from integration planning. Liabilities ultimately will be recorded for severance costs related to employees of both companies. The unaudited pro forma combined condensed financial statements also do not reflect cost savings that are expected to result from the integration activities and elimination of duplicate expenses after the merger.

     The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of ServiceWare, included in ServiceWare’s annual report on Form 10-K filed on March 31, 2005, and Kanisa’s audited December 31, 2004 financial statements and accompanying notes included with this current report on Form 8-K.

     The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined companies that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the combined companies, now doing business as Knova Software, Inc.

     These unaudited pro forma combined condensed financial statements reflect an allocation of the merger consideration to the fair value of tangible and intangible assets acquired and liabilities assumed from Kanisa at the effective time of the merger, with the excess consideration being recorded as goodwill. The effect of this transaction is reflected in the pro forma adjustments in the unaudited pro forma combined condensed financial statements.

SERVICEWARE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

December 31, 2004

	Historical
	ServiceWare		Pro Forma			Pro Forma
	Technologies, Inc	Kanisa Inc.	Adjustments	Notes		Combined
Assets

Current assets
Cash and cash equivalents	$2,522,305	$4,078,645	(425,041)	(A	)	$6,175,909
Short term investments	8,416,461	—				8,416,461
Accounts receivables, net	2,529,081	3,052,131				5,581,212
Other current assets	513,072	293,866	—			806,938

Total current assets	13,980,919	7,424,642	(425,041)			20,980,520

Non current assets
Property and equipment, net	450,649	102,677				553,326
Intangible assets	—	1,914,705	(1,914,705)	(B	)	—
			5,803,125	(C	)	5,382,190
			(420,935)	(C	)
Goodwill	2,323,791		11,476,079	(D	)	13,799,870
Other non current assets	197,611		(136,612)	(A	)	60,999

Total non current assets	2,972,051	2,017,382	14,806,953			19,796,386

Total Assets	$16,952,970	$9,442,024	$14,381,911			$40,776,905

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$1,693,333	$847,644				$2,540,977
Accrued compensation and benefits	407,014	670,258				1,077,272
Deferred revenue	3,099,265	5,650,544	(3,636,756)	(E	)	5,113,053
Current portion of capital lease obligations	34,211	13,037				47,248
Other current liabilites	571,919	1,606,334				2,178,253

Total current liabilities	5,805,742	8,787,816	(3,636,756)			10,956,802

Non current deferred revenue	322,676	—				322,676
Other non current liabilities	60,961	37,741				98,702

Total liabilities	6,189,379	8,825,557	(3,636,756)			11,378,180

Commitments and Contingencies
Convertible Preferred Stock		69,213,242	(69,213,242)			—
Stockholder’s equity
Common Stock — ServiceWare	526,890		35,014	(F	)	561,904
Common Stock — Kanisa		21,076	(21,076)	(H	)	—
Additional paid-in capital — ServiceWare	83,360,602		17,261,902	(F	)	100,622,504
Additional paid-in capital — Kanisa		30,947,267	(30,947,267)	(H	)	—
Treasury stock	(62,166)					(62,166)
Deferred compensation	(161,682)					(161,682)
Warrants	4,765,479		1,759,153	(G	)	6,524,632
Accumulated other comprehensive income	513,759					513,759
Accumulated deficit — ServiceWare	(78,179,291)		(420,935)	(C	)	(78,600,226)
Accumulated deficit- Kanisa		(99,565,118)	99,565,118	(H	)	—
						—

Total stockholders’ equity	10,763,591	(68,596,775)	87,231,909			29,398,725

Total liabilities and stockholders’ equity	$16,952,970	$9,442,024	$14,381,911			$40,776,905

See accompanying notes to the unaudited pro forma combined condensed financial statements.

SERVICEWARE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

Year ended December 31, 2004

	Historical
	ServiceWare
	Technologies,		Pro Forma			Pro Forma
	Inc	Kanisa Inc.	Adjustments	Notes		Combined
Revenues
Licenses	$5,243,910	$4,827,216				$10,071,126
Services	7,258,217	6,256,754				13,514,971

Total revenues	12,502,127	11,083,970				23,586,097

Cost of revenues
Cost of licenses	412,972	217,254	568,741	(K	)	1,112,963
			(86,004)	(J	)
Cost of services	4,372,888	3,827,765				8,200,653

Total cost of revenues	4,785,860	4,045,019	482,737			9,313,616

Gross margin	7,716,267	7,038,951	(482,737)			14,272,481

Operating expenses
Sales and marketing	4,781,641	6,098,246				10,879,887
Research and development	2,197,588	6,556,254				8,753,842
General and administrative	2,402,891	2,448,058	(564,000)	(I	)	4,286,949
Intangible assets amortization		1,219,104	(1,219,104)	(J	)	—
			280,200	(K	)	280,200
Loss on termination of facility lease		1,797,144				1,797,144

Total operating expenses	9,382,120	18,118,806	(1,502,904)			25,998,022

Loss from operations	(1,665,853)	(11,079,855)	1,020,167			(11,725,541)

Other income (expense)
Interest expense	(1,277,961)	(277,074)				(1,555,035)
Other (net)	1,249,562	(4,520)				1,245,042

Other income (expense), net	(28,399)	(281,594)				(309,993)

Net loss	$(1,694,252)	$(11,361,449)	$1,020,167			$(12,035,534)

Net loss per share, basic and diluted						$(1.39)

Shares used in computing per share amounts				(L	)	8,641,778

See accompanying notes to the unaudited pro forma combined condensed financial statements.

SERVICEWARE TECHNOLOGIES, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Pro Forma Transaction

On December 22, 2004, ServiceWare Technologies, Inc. (“ServiceWare”) and Kanisa Inc. (“Kanisa”) entered into a definitive merger agreement pursuant to which ServiceWare acquired all equity interests in Kanisa in exchange for shares of common stock and warrants to purchase shares of common stock of ServiceWare. Under the terms of the merger agreement, Kanisa stockholders will receive 3,501,400 shares of stock and 423,923 warrants to purchase shares of common stock of ServiceWare. The merger agreement was announced on December 23, 2004 and, on February 8, 2005, ServiceWare completed the merger transaction with Kanisa.

The calculation of the merger consideration is as follows:

Common stock (3,501,400 shares at $4.94 per share)	$17,296,916
Fair value of warrants issued to Kanisa Inc. shareholders (423,923 warrants)	1,759,153
Direct cost of merger	561,653

Total merger consideration	$19,617,722

     The value of the ServiceWare common stock used to determine the merger consideration was calculated using the average closing price of the ServiceWare common stock for the period of two business days before and after the announced day of the merger (December 23, 2004).

     Warrants to purchase a total of 423,923 shares of Knova common stock with an exercise price of $7.20 and expiring January 31, 2009 were granted to Kanisa shareholders on the effective date of the merger. The fair value of these warrants was determined using the Black-Scholes option pricing model with the following assumptions:

Expected volatility:	142.67%
Risk free interest rate:	3.40%
Expected life of options (years)	4.0
Expected dividend yield:	0.0%

Pro Forma Adjustments to the unaudited pro forma combined condensed balance sheet.

(A) Of the $561,653 total direct merger costs, $136,612 was incurred as of December 31, 2004 and is included in ServiceWare’s historical balance sheet as other non current assets – ServiceWare. The remaining direct merger costs of $425,041 were incurred subsequent to December 31, 2004. This adjustment reflects the impact on cash and cash equivalents as if the remaining merger costs were incurred as of December 31, 2004.

(B) Reflects an adjustment to eliminate the Kanisa historical intangible assets.

(C) Fair values and amortization periods for Kanisa’s identified intangible assets are summarized as follows:

Core and developed technologies	$3,981,189	7yrs
Customer relationships	1,401,001	5 yrs
Acquired in-process research and development	420,935	na

Identified intangible assets	$5,803,125

Less acquired in-process research and development immediately expensed	(420,935)

	$5,382,190

(D) Goodwill as reflected in the Pro Forma Adjustments is determined as follows:

Total merger consideration	$19,617,722

Less:
Historical Kanisa net assets at December 31, 2004	(616,467)
Adjustments to Kanisa deferred revenue to restate to fair value	(3,636,756	) (E)
Amount allocated to intangible assets, net of Kanisa’s historical balance	(3,888,420	) (B) & (C)

	(8,141,643)

Goodwill	$11,476,079

The excess of purchase price over the fair value of Kanisa’s net assets acquired (goodwill) is non deductible for tax purposes.

(E) Reflects an adjustment to the Kanisa deferred revenue accounts to restate at fair value.

(F) Reflects an adjustment for the issuance of 3,501,400 shares of ServiceWare $.01 par value common stock valued at $4.94 per share as follows:

Common stock $.01 par value	$35,014
Paid-in capital	17,261,902

$17,296,916

(G) Reflects an adjustment for the fair value of warrants issued to Kanisa shareholders.

(H) Reflects an adjustment to eliminate Kanisa’s historical convertible preferred stock and stockholders’ equity accounts.

Pro Forma adjustments to the unaudited pro forma combined condensed statement of operations .

(I) Reflects an adjustment to eliminate merger expenses of $564,000 incurred by Kanisa and included in its historical statement of operations for the year ended December 31, 2004.

(J) Reflects an adjustment to eliminate amortization expense on the Kanisa historical intangible assets.

(K) Reflects an adjustment to recognize amortization on the Kanisa intangible assets addressed in note (C) above.

(L) The shares used in computing the Pro Forma net loss per share calculation are as follows:

ServiceWare's historical weighted average shares used to calculate basic and diluted per share amounts	5,140,378

Shares issued to Kanisa as if the merger occurred on January 1, 2004	3,501,400

Weighted average shares used to calculate basic and diluted Pro Forma amounts	8,641,778